UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

ACTION REQUESTED

RE:	Carter Validus Mission Critical REIT II, Inc.

Dear Stockholder:

Recently, you received proxy materials regarding a very important matter that requires your attention related to your Carter Validus Mission Critical REIT II, Inc. annual stockholders meeting. Your voice is important in this proxy vote process and the scheduled stockholder meeting on July 17, 2015 is quickly approaching. If we do not obtain enough votes to conduct the meeting, we will have to adjourn and continue to request stockholder participation to reach required quorum.

To cast your vote at your earliest convenience and eliminate additional communications on this matter, please call 1-855-400-5950 (toll-free) between 9:00 a.m. and 6:00 p.m. Eastern Time, Monday through Friday. During this brief call, you will be speaking with a representative of Boston Financial Data Services, the firm Carter Validus Mission Critical REIT II, Inc. has engaged in the effort of gathering votes.

At the time of the call, you will be asked for the reference number on the enclosed proxy ballot to locate your voting record for the funds that you own. The representative will not have access to your confidential information and the telephone line is also recorded for your protection. After the call, you will receive a confirmation of your vote by return mail.

The Board of Directors has carefully evaluated the proposal and believes the approval of all the nominees is in the best interest of stockholders.

We appreciate your voting. Thank you for your investment.

Sincerely,

Carter Validus Mission Critical REIT II, Inc.